Exhibit 99.1

INVESTOR CONTACT

Minaxi Patel

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

Synopsys Posts Financial Results for

Third Quarter of Fiscal 2004

MOUNTAIN VIEW, Calif. August 18, 2004 – Synopsys, Inc. (Nasdaq:  SNPS), the world leader in semiconductor design software, today reported results for its third quarter ended July 31, 2004.

For the third quarter of fiscal 2004, Synopsys reported revenue of $281.7 million, a 6% decrease compared to revenue of $300.4 million for the third quarter of fiscal 2003.  For the nine-month period ended July 31, 2004, revenue was $861.5 million compared to revenue of $860.5 million for the same period in 2003.

GAAP Results

On a generally accepted accounting principles (GAAP) basis, for the third quarter of fiscal 2004, net income was $41.8 million, or $0.26 per share, compared to net income of $48.5 million, or $0.30 per share, for the third quarter of fiscal 2003.  GAAP net income for the nine-month period ended July 31, 2004 was $102.7 million, or $0.63 per share, compared to $105.1 million, or $0.67 per share, for the same period in fiscal 2003.

Non-GAAP Results

On a non-GAAP basis, net income was $53.2 million, or $0.33 per share, for the third quarter of fiscal 2004 compared to non-GAAP net income of $66.9 million, or $0.41 per share, for the third quarter of fiscal 2003.  Non-GAAP net income for the nine-month period ended July 31, 2004 was $164.6 million, or $1.01 per share, compared to $180.5 million, or $1.15 per share, for the same period in fiscal 2003.

A description of the items excluded from non-GAAP results and a reconciliation of GAAP and non-GAAP results are contained in the section entitled “GAAP Reconciliation” below. Per share data for the periods presented reflects Synopsys’ two-for-one stock split completed on September 23, 2003.

Third Quarter Business Environment

“Clearly, our third quarter was tough, mainly due to lower-than-expected bookings for upfront licenses, with several contracts being pushed out very late in the quarter,” said Aart de Geus, Chairman and Chief Executive Officer.  “In July, customers became markedly more cautious about extending existing commitments and spending cash, particularly impacting our upfront bookings, which under our model require front-loaded payment terms.  Recent announcements in the industry of lower earnings and reduced forecasts suggest continued caution on customer spending.  This caution, and the fact that we anticipate 2005 will be a relatively low renewal year for Synopsys, will reduce our bookings expectations for fiscal 2005.”

“Against this backdrop, with new technology rolling out this year and accelerating in 2005, and with the advantage of a strong existing backlog, we have decided to move Synopsys immediately towards a maximally subscription-based license model,” continued Dr. de Geus. “We believe this further transition offers the best opportunity to preserve the value of our new technology, aggressively pursue competitive displacements, decrease end-of-quarter uncertainty, and more flexibly offer customers complete, differentiated solutions to match their current needs.  Moving away from upfront licenses will in the near-term lower our fourth quarter, fiscal 2004 and fiscal 2005 revenue expectations, but we believe it is the right action to put Synopsys on the strongest long-term footing.”

2004 Financial Targets

Synopsys also announced its operating model targets for the fourth quarter of fiscal 2004 and revised targets for the full fiscal year.  These targets reflect Synopsys’ expectations of a shift in the mix of license revenues during the fourth quarter.

Fourth Quarter of Fiscal 2004 Targets:

•                  Revenue:  $220 million - $240 million

•                  Non-GAAP expenses:  $222 million - $232 million

•                  Other income and expense:  ($1.5) million – $1.5 million

•                  Fully diluted outstanding shares:  150 million - 158 million

•                  Tax rate applied in net income calculations:  31%

•                  Non-GAAP earnings:  $0.00 - $0.04 per share

•                  Revenue from backlog:  over 90% of revenue target

Revised Fiscal 2004 Targets:

•                  Revenue:  $1.08 billion - $1.1 billion

•                  Non-GAAP expenses:  $846 million - $856 million

•                  Fully diluted outstanding shares:  158 million - 162 million

•                  Non-GAAP earnings:  $1.01 - $1.05 per share

Synopsys’ orders for the year are expected to be below its previous target of $1.4 billion.  Synopsys is not providing a new total orders target for fiscal 2004 or an updated target for upfront orders as a percentage of product orders for the year.  Both of these metrics will be materially affected, more so than in other quarters, by the timing of completion of certain agreements currently being negotiated. Synopsys intends to report on its orders results for the year when it reports its fourth quarter results.

Preliminary Fiscal 2005 Financial Targets

Synopsys’ preliminary operating model targets for fiscal 2005 are as follows:

•                  Orders:  approximately $900 million

•                  Revenue:  approximately $940 million

•                  Non-GAAP earnings:  $0.28 - $0.38 per share

The fourth quarter, full-year fiscal 2004 and preliminary fiscal 2005 financial targets constitute forward-looking information based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see the section entitled “Forward-Looking Statements” below.

GAAP Reconciliation

Non-GAAP net income consists of GAAP net income excluding, to the extent incurred in a particular quarter, amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses and facilities and workforce realignment charges. Intangible assets consist primarily of purchased technology, contract rights intangible, customer-installed base/relationships, trademarks and tradenames, covenants not to compete and customer backlog.  Non-GAAP net income is reduced by the amount of additional taxes that Synopsys would accrue if it used non-GAAP results instead of GAAP results to calculate Synopsys’ tax liability.

Synopsys’ management evaluates and makes operating decisions primarily based on the bookings and revenues of its core software and services business operations and the direct, ongoing and recurring costs of those operations such as cost of revenues and research and development, sales and marketing and general and administrative expenses.  Management does not believe amortization of intangible assets and deferred stock compensation, in-process research and development charges, integration and other acquisition-related expenses and facilities and workforce realignment charges are ordinary, ongoing and recurring operating charges for Synopsys’ core software and services business operations.  Therefore, management calculates the non-GAAP financial measures used in this earnings release excluding these charges and uses these non-GAAP financial measures to enable it to analyze further and more consistently the period-to-period financial performance of its core business operations.  Management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of Third Quarter Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP results for the periods indicated below:

Income Statement Reconciliation

	Three Months Ended July 31,		Nine Months Ended July 31,
(in thousands)	2004	2003	2004	2003

GAAP net income	$41,828	$48,475	$102,719	$105,149
Amortization of intangible assets and deferred stock compensation	34,092	33,077	102,927	95,338
Merger termination fee	—	—	10,000	—
In process research and development	—	1,600	—	19,850
Realignment charges, net of those settled at a lower cost than estimated	—	—	513	—
Collection of acquired accounts receivable originally assumed uncollectable	—	(3,000)	—	(3,000)
Pre-merger liabilities settled at a lower cost than estimated	—	(616)	—	(616)
Tax effect	(22,692)	(12,652)	(51,525)	(36,179)
Non-GAAP net income	$53,228	$66,884	$164,634	$180,542

Income Statement Reconciliation Per Share

	Three Months Ended July 31,		Nine Months Ended July 31,
(in thousands, except per share data)	2004	2003	2004	2003

GAAP earnings per share	$0.26	$0.30	$0.63	0.67
Amortization of intangible assets and deferred stock compensation	0.21	0.20	0.63	0.61
Merger termination fee	—	—	0.06	—
In process research and development	—	0.01	—	0.13
Realignment charges, net of those settled at a lower cost than estimated	—	—	—	—
Collection of acquired accounts receivable originally assumed uncollectable	—	(0.02)	—	(0.02)
Pre-merger liabilities settled at a lower cost than estimated	—	—	—	—
Tax effect	(0.14)	(0.08)	(0.31)	(0.24)
Non-GAAP earnings per share	$0.33	$0.41	$1.01	$1.15

Shares used in calculation	160,346	162,696	162,638	156,320

Reconciliation of Estimated Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP results for the periods indicated below:

Non-GAAP Target Expenses Reconciliation

	Range for Three Months Ending October 31, 2004
(in thousands)	Low	High
GAAP target expenses	$256,000	$268,000
Impact of amortization of intangible assets and deferred stock compensation	(34,000)	(35,000)
Impact of known facility realignment charges	—	(1,000)
Non-GAAP target expenses	$222,000	$232,000

Non-GAAP Target Expenses Reconciliation

	Range for Fiscal Year Ending October 31, 2004
(in thousands)	Low	High
GAAP target expenses	$993,000	$1,006,000
Merger termination fee	(10,000)	(10,000)
Estimated impact of amortization of intangible assets and deferred stock compensation	(137,000)	(138,000)
Estimated impact of known facility realignment charges	—	(2,000)
Non-GAAP Target Expenses	$846,000	$856,000

Information regarding Target Earnings Per Share

	Range for Three Months Ending October 31, 2004
(in thousands, except per share data)	Low	High

GAAP target earnings per share	$(0.15)	$(0.12)
Impact of amortization of intangible assets and deferred stock compensation per share, net of tax effect	0.15	0.16
Impact of facility realignment charges per share, net of tax effect	—	—
Non-GAAP target earnings per share	$—	$0.04

Shares used in calculation (midpoint of target range)	154,000	154,000

Information regarding Target Earnings Per Share

	Range for Fiscal Year Ending October 31, 2004
(in thousands, except per share data)	Low	High

GAAP target earnings per share	$0.41	$0.43
Impact of amortization of intangible assets and deferred stock compensation per share, net of tax effect	0.59	0.60
Impact of facility realignment charges per share, net of tax effect	0.01	0.02
Non-GAAP target earnings per share	$1.01	$1.05

Shares used in calculation (midpoint of target range)	160,000	160,000

Information regarding Target Earnings Per Share

	Range for Fiscal Year Ending October 31, 2005
(in thousands, except per share data)	Low	High

Preliminary GAAP target earnings per share	$(0.16)	$(0.07)
Impact of amortization of intangible assets and deferred stock compensation per share, net of tax effect	0.44	0.45
Preliminary non-GAAP target earnings per share	$0.28	$0.38

Shares used in calculation	154,000	154,000

Additional Financial Information Available on Synopsys Website

In connection with the issuance of this earnings release, Synopsys is making available to investors supplemental financial information, which can be found on Synopsys’ website at http://www.synopsys.com/corporate/invest/finsupp/q304.pdf. Synopsys currently intends to provide this information on a quarterly basis.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling 1-800-288-8976 (612-332-0226 for international callers), access code 741248, beginning at 5:30 p.m. Pacific Time today.  A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through the time of the announcement of Synopsys’ results for the fourth quarter of fiscal 2004 in December 2004.  Finally, Synopsys will post copies of the prepared remarks of Aart de Geus, Chairman and Chief Executive Officer, and Steve Shevick, Chief Financial Officer, on its website at http://www.synopsys.com/corporate/invest/invest.html following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this release, copies of the prepared remarks of the CEO and CFO made during the call and the financial supplement will remain available on Synopsys’ website through the date of the fourth quarter earnings call in December 2004, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal 2004 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release until it releases such results in December 2004.  Furthermore, Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise unless required by law.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter of fiscal 2004 in its Quarterly Report on Form 10-Q to be filed in September 2004.

About Synopsys

Synopsys, Inc. (Nasdaq:  SNPS) is the world leader in electronic design automation (EDA) software for semiconductor design. The company delivers technology-leading semiconductor design and verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips (SoCs). Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California and has offices in more than 60 locations throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected or expected future events or financial results in the sections entitled “Third Quarter Business Environment”, “Fiscal 2004 Financial Targets”, “Preliminary Fiscal 2005 Financial Targets” and “GAAP Reconciliation” are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including but not limited to the risk of:

•                  continued weakness or continued budgetary caution in the semiconductor or electronic systems industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  unexpected changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected bookings of licenses on which revenue is recognized upfront;

•                  lower-than-anticipated new IC design starts;

•                  competition in the market for Synopsys’ products and services;

•                  failure to continue to improve Synopsys’ existing products;

•                  failure to successfully develop additional intellectual property blocks for its IP business or to develop and integrate its design for manufacturing products;

•                  difficulties in the ongoing integration of the products and operations of acquired companies or assets into Synopsys’ products and operations;

•                  adverse variations from currently projected customer payment terms; and

•                  downward pressure on maintenance orders, adversely affecting Synopsys’ future level of service revenue.

In addition, Synopsys’ actual expenses and earnings per share on a GAAP basis for the fourth quarter of fiscal 2004 and actual earnings per share on a GAAP basis for the full fiscal years 2004 and 2005 could differ materially from the targets stated under “Fiscal 2004 Financial Targets” and “Preliminary Fiscal 2005 Financial Targets”  above for a number of reasons, including (i) a determination by Synopsys that any portion of its intangible assets have become impaired, (ii) changes in deferred stock compensation expenses caused by employee terminations, and (iii) integration and other acquisition-related expenses, amortization of additional intangible assets and deferred stock compensation associated with future acquisitions, if any.

For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to the reports Synopsys has filed with the Securities and Exchange Commission, and available at www.sec.gov, specifically the section contained in Part I, Item 2 of Synopsys’ Quarterly Report on Form 10-Q for the second quarter of fiscal 2004 filed with the Commission on June 10, 2004 entitled “Factors That May Affect Future Results.”

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Synopsys is a registered trademark of Synopsys, Inc. All other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Income (1)

(in thousands, except per share data)

	Three Months Ended July 31, 2004 (2)			Three Months Ended July 31, 2003 (2)
	GAAP Basis	Adjustments	Non-GAAP Basis	GAAP Basis	Adjustments	Non-GAAP Basis
Revenue:
Upfront license	$62,352	—	$62,352	$74,709	—	$74,709
Time-based license	164,398	—	164,398	160,875	—	160,875
Service	54,931	—	54,931	64,782	—	64,782
Total revenue	281,681	—	281,681	300,366	—	300,366
Cost of revenue:
Upfront license	3,277	—	3,277	3,536	—	3,536
Time-based license	15,550	—	15,550	13,792	—	13,792
Service	19,929	—	19,929	16,974	—	16,974
Amortization of intangible assets and deferred stock compensation	25,562	(25,562)	—	23,856	(23,856)	—
Total cost of revenue	64,318	(25,562)	38,756	58,158	(23,856)	34,302
Gross margin	217,363	25,562	242,925	242,208	23,856	266,064
Operating expenses:
Research and development	68,471	—	68,471	70,716	—	70,716
Sales and marketing	70,395	—	70,395	78,189	—	78,189
General and administrative	28,194	—	28,194	19,763	3,000	22,763
In-process research and development	—	—	—	1,600	(1,600)	—
Amortization of intangible assets and deferred stock compensation	8,530	(8,530)	—	9,221	(9,221)	—
Total operating expenses	175,590	(8,530)	167,060	179,489	(7,821)	171,668
Operating income	41,773	34,092	75,865	62,719	31,677	94,396
Other income, net	1,277	—	1,277	5,307	(616)	4,691
Income before provision for income taxes	43,050	34,092	77,142	68,026	31,061	99,087
Provision for income taxes	1,222	22,692	23,914	19,551	12,652	32,203
Net income	$41,828	$11,400	$53,228	$48,475	$18,409	$66,884
Basic earnings per share:
Net income per share	$0.27		$0.34	$0.32		$0.44
Weighted-average common shares	155,199		155,199	153,240		153,240
Diluted earnings per share:
Net income per share	$0.26		$0.33	$0.30		$0.41
Weighted-average common shares and equivalents	160,346		160,346	162,696		162,696

(1)          Synopsys’ fiscal year and third quarter ends on the Saturday nearest to October 31 and July 31, respectively.  For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)          All common share and per share data for all periods presented are adjusted to reflect Synopsys’ two-for-one stock split completed on September 23, 2003.

	Nine Months Ended July 31, 2004 (2)			Nine Months Ended July 31, 2003 (2)
	GAAP Basis	Adjustments	Non-GAAP Basis	GAAP Basis	Adjustments	Non-GAAP Basis
Revenue:
Upfront license	$197,654	—	$197,654	$211,229	—	$211,229
Time-based license	497,942	—	497,942	450,165	—	450,165
Service	165,953	—	165,953	199,136	—	199,136
Total revenue	861,549	—	861,549	860,530	—	860,530
Cost of revenue:
Upfront license	17,473	197	17,670	11,134	—	11,134
Time-based license	31,305	—	31,305	40,050	—	40,050
Service	65,043	111	65,154	56,744	—	56,744
Amortization of intangible assets and deferred stock compensation	76,517	(76,517)	—	68,959	(68,959)	—
Total cost of revenue	190,338	(76,209)	114,129	176,887	(68,959)	107,928
Gross margin	671,211	76,209	747,420	683,643	68,959	752,602
Operating expenses:
Research and development	208,944	754	209,698	206,597	—	206,597
Sales and marketing	216,026	580	216,606	230,397	—	230,397
General and administrative	95,805	(12,155)	83,650	66,554	3,000	69,554
In-process research and development	—	—	—	19,850	(19,850)	—
Amortization of intangible assets and deferred stock compensation	26,410	(26,410)	—	26,379	(26,379)	—
Total operating expenses	547,185	(37,231)	509,954	549,777	(43,229)	506,548
Operating income	124,026	113,440	237,466	133,866	112,188	246,054
Other (expense) income, net	1,133	—	1,133	22,032	(616)	21,416
Income before provision for income taxes	125,159	113,440	238,599	155,898	111,572	267,470
Provision for income taxes	22,440	51,525	73,965	50,749	36,179	86,928
Net income	$102,719	$61,915	$164,634	$105,149	$75,393	$180,542
Basic earnings per share:
Net income per share	$0.66		$1.06	$0.70		$1.20
Weighted-average common shares	155,437		155,437	150,008		150,008
Diluted earnings per share:
Net income per share	$0.63		$1.01	$0.67		$1.15
Weighted-average common shares and equivalents	162,638		162,638	156,320		156,320

(1)          Synopsys’ fiscal year and third quarter ends on the Saturday nearest to October 31 and July 31, respectively. For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)          All common share and per share data for all periods presented are adjusted to reflect Synopsys’ two-for-one stock split completed on September 23, 2003.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands)

	July 31, 2004	October 31, 2003
ASSETS:
Current assets:
Cash and cash equivalents	$499,234	$524,308
Short-term investments	200,111	174,049
Total cash, cash equivalents and short-term investments	699,345	698,357
Accounts receivable, net of allowances of $7,848 and $8,295, respectively	143,006	200,998
Deferred income taxes	243,106	248,425
Income taxes receivable	49,223	72,124
Prepaid expenses and other current assets	30,081	19,302
Total current assets	1,164,761	1,239,206
Property and equipment, net	180,081	184,313
Long-term investments	13,458	8,595
Goodwill	570,047	550,732
Intangible assets, net	213,155	285,583
Other assets	80,054	38,924
Total assets	$2,221,556	$2,307,353

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$159,407	$204,226
Accrued income taxes	182,569	201,855
Deferred revenue	385,302	398,878
Total current liabilities	727,278	804,959
Deferred compensation and other liabilities	51,521	47,390
Long-term deferred revenue	29,215	21,594
Stockholders’ equity (2):
Common stock, $0.01 par value; 400,000 shares authorized; 154,779 and 155,837 shares outstanding, respectively	1,548	1,560
Additional paid-in capital	1,240,384	1,198,421
Retained earnings	249,844	251,979
Treasury stock, at cost; 2,350 and 662 shares, respectively	(74,834)	(20,733)
Deferred stock compensation	(3,543)	(7,170)
Accumulated other comprehensive income	143	9,353
Total stockholders’ equity	1,413,542	1,433,410
Total liabilities and stockholders’ equity	$2,221,556	$2,307,353

(1)          Synopsys’ fiscal year and third quarter ends on the Saturday nearest to October 31 and July 31, respectively.  For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.

(2)          All common share and per share data for all periods presented are adjusted to reflect Synopsys’ two-for-one stock split completed on September 23, 2003.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2004	2003	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$41,828	$48,475	$102,719	$105,149

Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	48,258	46,898	144,530	137,773
Deferred taxes	—	—	—	—
In-process research and development	—	1,600	—	19,850
Write-down of long-term investments	—	1,877	1,901	3,942
Tax benefit associated with stock options	—	—	—	3,226
Deferred rent	71	209	—	1,560
Provision for doubtful accounts and sales returns	(2,000)	(4,000)	—	(1,577)
Net change in unrecognized gains and losses on foreign exchange contracts	(3,458)	(3,637)	(11,142)	15,640
Gain on sale of short- and long-term investments	(111)	(8,098)	(867)	(20,568)
Net changes in operating assets and liabilities:
Accounts receivable	79,865	47,944	58,134	6,379
Income taxes receivable	(1)	—	22,795	2,038
Prepaid expenses and other current assets	3,255	(8,485)	(10,779)	(7,391)
Other assets	(2,230)	20,870	(13,449)	18,535
Accounts payable and accrued liabilities	1,252	10,545	(49,042)	(54,888)
Accrued income taxes	900	(2,921)	(19,286)	2,156
Deferred revenue	(37,366)	(29,393)	(6,097)	33,500
Deferred compensation	211	3,369	11,053	7,992
Net cash provided by operating activities	130,474	125,253	230,470	273,316
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	262,330	66,030	795,643	179,829
Purchases of short-term investments	(305,556)	(84,853)	(821,655)	(219,099)
Proceeds from sale of long-term investments	112	13,775	412	32,006
Purchases of long-term investments	(4,890)	—	(6,144)	(800)
Purchases of property and equipment, net	(10,944)	(13,838)	(35,073)	(33,543)
Cash paid for acquisitions, net of cash received	(915)	(5,283)	(39,730)	(167,744)
Capitalization of software development costs	(685)	(654)	(2,056)	(1,962)
Net cash used in investing activities	(60,548)	(24,823)	(108,603)	(211,313)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facility	—	—	200,000	—
Payments on credit facility	—	—	(200,000)	—
Issuances of common stock	23,896	216,269	141,892	279,688
Purchases of treasury stock	(49,998)	(158,855)	(288,336)	(226,650)

Net cash (used in) provided by financing activities	(26,102)	57,414	(146,444)	53,038
Effect of exchange rate changes on cash	(713)	(382)	(497)	(1,337)
Net decrease in cash and cash equivalents	43,111	157,462	(25,074)	113,704
Cash and cash equivalents, beginning of period	456,123	268,822	524,308	312,580
Cash and cash equivalents, end of period	$499,234	$426,284	$499,234	$426,284

(1)   Synopsys’ fiscal year and third quarter ends on the Saturday nearest to October 31 and July 31, respectively.  For presentation purposes, the unaudited condensed consolidated financial statements refer to a calendar month end.